Exhibit 99.B(n)

SEI INSTITUTIONAL MANAGED TRUST
AMENDED AND RESTATED
RULE 18f-3
MULTIPLE CLASS PLAN (THE “PLAN”)

DATED AUGUST 7, 2014

(ORIGINALLY ADOPTED JUNE 19, 1995)

Introduction

SEI Institutional Managed Trust (the “Trust”), a registered investment company that consists of separately managed funds listed on Schedule A hereto (each a “Fund” and, collectively, the “Funds”), has elected to rely on Rule 18f-3 under the Investment Company Act of 1940, as amended (the “1940 Act”) in offering multiple classes of units of beneficial interest (“Shares”) in each Fund. The Plan sets forth the differences among classes, including shareholder services, distribution arrangements, expense allocations, and conversion or exchange options.

A.                                              Attributes of Share Classes

The rights of each existing class of the Funds shall be as set forth in the respective Certificate of Class Designation for the class (each a “Certificate”), attached hereto as an Exhibit.

With respect to any class of Shares of a Fund created hereunder, each Share of a Fund will represent an equal, pro rata interest in the Fund and will have identical terms and conditions, except that: (i) each new class will have a different class name (or other designation) that identifies the class as separate from any other class; (ii) each class may have different investment eligibility criteria as set forth in each Certificate; (iii) each class will separately bear any distribution expenses (“distribution fees”) in connection with a plan adopted pursuant to Rule 12b-1 under the 1940 Act (a “Rule 12b-1 Plan”), and will separately bear any non-Rule 12b-1 Plan service payments (“service fees”) that are made under any servicing agreement entered into with respect to that class; (iv) each class may bear, consistent with rulings and other published statements of position by the Internal Revenue Service, the expenses of a Fund’s operations which are directly attributable to such class (“Class Expenses”); and (v) shareholders of the class will have exclusive voting rights regarding the Rule 12b-1 Plan and the servicing agreements relating to such class, and will have separate voting rights on any matter submitted to shareholders in which the interests of that class differ from the interests of any other class.

B.                                              Expense Allocations

With respect to each Fund, expenses of each existing class and of each class created after the date hereof shall be allocated as follows: (i) distribution and shareholder servicing payments associated with any Rule 12b-1 Plan or servicing agreement relating to each class of shares are (or will be) borne exclusively by that class; (ii) any incremental transfer agency fees relating to a particular class are (or will be) borne exclusively by that class; and (iii) Class Expenses relating to a particular class are (or will be) borne exclusively by that class.

Non-class specific expenses shall be allocated in accordance with Rule 18f-3(c).

C.                                             Amendment of Plan; Periodic Review

This Plan must be amended to properly describe (through additional exhibits hereto or otherwise) each new class of Shares approved by the Board of Trustees after the date hereof.

The Board of the Trust, including a majority of the independent Trustees, who are not “interested persons” of the Trust as defined in the 1940 Act, must periodically review this Plan for its continued appropriateness, and must approve any material amendment of the Plan as it relates to any class of any Fund covered by the Plan.

EXHIBIT A

CERTIFICATE OF CLASS DESIGNATION

Class A Shares

1.                                                    Class-Specific Distribution Arrangements; Other Expenses

Class A Shares are sold without a sales charge, are authorized, subject to a Class A shareholder services plan (the “Shareholder Service Plan”), to pay service providers a fee in connection with the ongoing servicing of shareholder accounts owning such Class A Shares at an annual rate of up to 0.25% of the value of the average daily net assets attributable to Class A Shares.

2.                                                    Eligibility of Purchasers

Investment in Class A Shares will be subject to such eligibility requirements as set forth in the Trust’s registration statement.

3.                                                    Exchange Privileges

Class A Shares of each Fund may be exchanged for Class A Shares of each other Fund of the Trust in accordance with the procedures disclosed in the Trust’s Prospectus and subject to applicable limitations resulting from the closing of Funds to new investors.

4.                                                    Voting Rights

Each Class A shareholder will have one vote for each full Class A Share held and a fractional vote for each fractional Class A Share held. Class A shareholders will have exclusive voting rights regarding any matter submitted to shareholders that relates solely to Class A (such as a distribution plan or service agreement relating to Class A), and will have separate voting rights on any other matter submitted to shareholders in which the interests of the Class A shareholders differ from the interests of holders of any other class.

5.                                                    Conversion Rights

Class A Shares of a Fund may be converted into another Class of the Fund as set forth herein. Any such conversion will occur at the respective net asset values of the Classes without imposition of any sales load, fee or other charge.

In the event that a shareholder no longer meets the eligibility requirements for investment in the Class A Shares, a Fund may, in its discretion, elect to convert such shareholder’s Class A Shares into a Class of Shares of the same Fund for which such shareholder does meet the eligibility requirements, provided the Fund has disclosed such conversion feature in its registration statement. If such investor meets the eligibility requirements for more than one other Class, then such shareholder’s Class A Shares shall be convertible into shares of the Class having the lowest total annual operating expenses (disregarding fee waivers) for which such shareholder meets the eligibility requirements.

EXHIBIT B

CERTIFICATE OF CLASS DESIGNATION

Class I Shares

1.                                                    Class-Specific Distribution Arrangements; Other Expenses

Class I Shares are sold without a sales charge, but are authorized: (1) subject to a Class I shareholder services plan (the “Shareholder Service Plan”), to pay service providers a fee in connection with the ongoing servicing of shareholder accounts owning such Shares at an annual rate of up to 0.25% of the value of the average daily net assets attributable to Class I Shares; and (2) subject to a Class I administrative services plan (the “Administrative Service Plan”) to pay service providers a fee in connection with ongoing administrative services for shareholder accounts owning such Shares at annual rate of up to 0.25% of average daily net assets attributable to Class I Shares.

2.                                                    Eligibility of Purchasers

Investment in Class I Shares will be subject to such eligibility requirements as set forth in the Trust’s registration statement.

3.                                                    Exchange Privileges

Class I Shares of a Fund may be exchanged for Class I Shares of any other Fund of the Trust that creates Class I Shares in accordance with the procedures disclosed in the Trust’s Prospectus and subject to applicable limitations resulting from the closing of the Funds to new investors.

4.                                                    Voting Rights

Each Class I shareholder will have one vote for each full Class I share held and a fractional vote for each fractional Class I share held. Class I shareholders will have exclusive voting rights regarding any matter submitted to shareholders that relates solely to Class I (such as a distribution plan or service agreement relating to Class I), and will have separate voting rights on any other matter submitted to shareholders in which the interests of the Class I shareholders differ from the interests of holders of any other class.

5.                                                    Conversion Rights

Class I Shares of a Fund may be converted into another Class of the Fund as set forth herein. Any such conversion will occur at the respective net asset values of the Classes without imposition of any sales load, fee or other charge.

In the event that a shareholder no longer meets the eligibility requirements for investment in the Class I Shares, a Fund may, in its discretion, elect to convert such shareholder’s Class I Shares into a Class of Shares of the same Fund for which such shareholder does meet the eligibility requirements, provided the Fund has disclosed such conversion feature in its registration statement. If such investor meets the eligibility requirements for more than one other Class, then such shareholder’s Class I Shares shall be convertible into shares of the Class having the lowest total annual operating expenses (disregarding fee waivers) for which such shareholder meets the eligibility requirements.

EXHIBIT C

CERTIFICATE OF CLASS DESIGNATION

Class E Shares

1.                                                    Class-Specific Distribution Arrangements; Other Expenses

Class E shares are sold without a sales charge, and are not subject to a shareholder servicing fee or an administrative fee.

2.                                                    Eligibility of Purchasers

Investment in Class E Shares will be subject to such eligibility requirements as set forth in the Trust’s registration statement.

3.                                                    Exchange Privileges

Class E Shares of each Fund may be exchanged for Class E Shares of each other Fund of the Trust in accordance with the procedures disclosed in the Trust’s Prospectus and subject to applicable limitations resulting from the closing of Funds to new investors.

4.                                                    Voting Rights

Each Class E shareholder will have one vote for each full Class E Share held and a fractional vote for each fractional Class E Share held. Class E shareholders will have exclusive voting rights regarding any matter submitted to shareholders that relates solely to Class E (such as a distribution plan or service agreement relating to Class E), and will have separate voting rights on any other matter submitted to shareholders in which the interests of the Class E shareholders differ from the interests of holders of any other class.

5.                                                    Conversion Rights

Class E Shares of a Fund may be converted into another Class of the Fund as set forth herein. Any such conversion will occur at the respective net asset values of the Classes without imposition of any sales load, fee or other charge.

In the event that a shareholder no longer meets the eligibility requirements for investment in the Class E Shares, a Fund may, in its discretion, elect to convert such shareholder’s Class E Shares into a Class of Shares of the same Fund for which such shareholder does meet the eligibility requirements, provided the Fund has disclosed such conversion feature in its registration statement. If such investor meets the eligibility requirements for more than one other Class of a Fund, then such shareholder’s Class E Shares shall be convertible into shares of the Class having the lowest total annual operating expenses (disregarding fee waivers) for which such shareholder meets the eligibility requirements.

EXHIBIT D

CERTIFICATE OF CLASS DESIGNATION

Class Y Shares

1.                                                Class-Specific Distribution Arrangements; Other Expenses

(a)                                 Class Y Shares are sold without a sales charge.

(b)                                 Class Y Shares are not subject to a shareholder servicing or distribution fee.

2.                                                Eligibility of Purchasers

Investment in Class Y Shares will be subject to such eligibility requirements as set forth in the Trust’s registration statement.

3.                                                Exchange Privileges

Class Y Shares of each Fund may be exchanged for Class Y Shares of each other Fund of the Trust in accordance with the procedures disclosed in the Trust’s Prospectus and subject to any applicable limitations resulting from the closing of Funds to new investors.

4.                                                Voting Rights

Each Class Y shareholder will have one vote for each full Class Y Share held and a fractional vote for each fractional Class Y Share held. Class Y shareholders will have exclusive voting rights regarding any matter submitted to shareholders that relates solely to Class Y (such as a distribution plan or service agreement relating to Class Y), and will have separate voting rights on any other matter submitted to shareholders in which the interests of the Class Y shareholders differ from the interests of holders of any other class.

5.                                                Conversion Rights

Class Y Shares of a Fund may be converted into another Class of the Fund as set forth herein. Any such conversion will occur at the respective net asset values of the Classes without imposition of any sales load, fee or other charge.

In the event that a shareholder no longer meets the eligibility requirements for investment in the Class Y Shares, a Fund may, in its discretion, elect to convert such shareholder’s Class Y Shares into a Class of Shares of the same Fund for which such shareholder does meet the eligibility requirements, provided the Fund has disclosed such conversion feature in its registration statement. If such investor meets the eligibility requirements for more than one other Class of a Fund, then such shareholder’s Class Y Shares shall be convertible into shares of the Class having the lowest total annual operating expenses (disregarding fee waivers) for which such shareholder meets the eligibility requirements.

SCHEDULE A
TO THE
SEI INSTITUTIONAL MANAGED TRUST
AMENDED AND RESTATED
RULE 18f-3
MULTIPLE CLASS PLAN (THE “PLAN”)

DATED JUNE 22, 2015

Large Cap Fund

Large Cap Value Fund

Large Cap Growth Fund

Tax-Managed Large Cap Fund

S&P 500 Index Fund

Small Cap Fund

Small Cap Value Fund

Small Cap Growth Fund

U.S. Managed Volatility Fund

Global Managed Volatility Fund

Tax-Managed Managed Volatility Fund

Real Estate Fund

Enhanced Income Fund

Core Fixed Income Fund

U.S. Fixed Income Fund

High Yield Bond Fund

Real Return Fund

Multi-Strategy Alternative Fund

Long/Short Alternative Fund

Dynamic Asset Allocation Fund

Prime Obligation Fund

Tax-Managed Small/Mid Cap Fund

Mid-Cap Fund

Multi-Asset Accumulation Fund

Multi-Asset Income Fund

Multi-Asset Inflation Managed Fund

Multi-Asset Capital Stability Fund